--------------------------------------------------------------------------------

                         FLOW INTERNATIONAL CORPORATION
           ---------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 25, 1999

To the Shareholders of Flow International Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Flow International Corporation, a Washington corporation, will be held on Wednesday, August 25, 1999, at 10:00 a.m., Pacific Daylight Time, at Benaroya Hall, 200 University Street, Seattle, Washington, for the following purposes as described in the attached Proxy Statement:

1. To elect three directors to hold office for three-year terms ending at the 2002 Meeting of Shareholders or until their respective successors are elected and qualified.

2. To approve an amendment to the 1995 Long-Term Incentive Compensation Plan to increase the number of shares available for grant under the Plan from 1,350,000 to 3,350,000.

3. To transact such other business as may properly come before such meeting or any adjournment thereof.

    Pursuant to the Bylaws, the Board of Directors has fixed the close of business on July 9, 1999, as the record date for determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

          PLEASE NOTE THAT THE MEETING WILL BE HELD AT BENAROYA HALL,
                   A DIFFERENT LOCATION THAN IN PRIOR YEARS.

    So far as Management is aware, no business will properly come before the Annual Meeting other than the matters set forth above.

IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING RONALD W. TARRANT AND JOHN S. LENESS, OR EITHER OF THEM, AS YOUR PROXIES.

                                          John S. Leness
                                          Secretary

KENT, WASHINGTON
July 23, 1999

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED

                         FLOW INTERNATIONAL CORPORATION
                           23500 - 64TH AVENUE SOUTH
                             KENT, WASHINGTON 98032

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 25, 1999

                            ------------------------

    The following proxy statement is made in connection with solicitation by the Board of Directors of Flow International Corporation (the "Company") of the enclosed proxy for use at the Annual Meeting of Shareholders.

    Shares presented by properly executed proxy in the accompanying form will be voted at the meeting and, where instructions have been given by the shareholder, will be voted in accordance with such instructions. AS STATED IN THE PROXY, IF NO INSTRUCTIONS ARE GIVEN, THE SHAREHOLDER'S SHARES WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The proxy may be revoked at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the shareholder attends the meeting in person, by giving notice of revocation to the meeting judge.

    At the date of this statement, the only matters that management intends to present are the election of directors and the approval of an increase in the shares available for grant under the Company's 1995 Long-Term Incentive Compensation Plan (the "1995 Plan"). If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

    The 1999 Annual Report of the Company is enclosed herewith. The approximate mailing date of this proxy material is July 23, 1999.

                           OUTSTANDING SECURITIES AND
                                 VOTING RIGHTS

    The Company has only one class of capital stock outstanding entitled to be voted at the Annual Meeting, Common Stock with voting rights. On July 9, 1999, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were 14,700,067 shares of Common Stock outstanding and entitled to vote. The last sale on the record date of the Company's Common Stock, as reported by NASDAQ, was $11.875 per share.

    Each share entitles the holder to one vote on all matters presented for shareholder approval including one vote for each director. There are no cumulative voting rights. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee. Approval of the amendment to the 1995 Plan requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the matter. Accordingly, abstention and broker non-votes, because they are not affirmative votes, will have the effect of a vote against the proposal.

                             ELECTION OF DIRECTORS
                           (PROXY PROPOSAL NUMBER 1)

    According to the Articles of Incorporation and Bylaws, the Board of Directors shall be composed of no more than nine directors who are divided (as closely as possible) into three equal classes.

    At the meeting three directors will be elected to serve for three-year terms expiring on the date of the 2002 Annual Meeting of Shareholders. Of the remaining directors, three are serving terms that will not expire until the 2000 Annual Meeting of Shareholders and three are serving terms that will not expire until the 2001 Annual Meeting of Shareholders. Each director elected will continue in office until his or her successor has been elected, or until his or her resignation or removal in the manner provided by the Articles of Incorporation and Bylaws of the Company.

    The names of those persons nominated by the Board of Directors for the position of director of the Company and the names of the directors of the Company whose terms will continue after the Annual Meeting are listed below, accompanied by brief biographies. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. Discretionary authority is reserved to vote such shares in the best judgment of the persons named in the proxy in the event that any person or persons other than the nominees listed below are to be voted upon at the meeting due to the unavailability of any nominee so listed.

    There are no family relationships between any nominee, director, or executive officer of the Company.

    The affirmative vote of a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote at the meeting, a quorum being present, is required to elect the nominees listed below.

    The names of the nominees for directors and the continuing directors, together with certain information regarding them, are as follows:

NOMINEES (FOR TERMS OF THREE YEARS):

    KATHRYN L. MUNRO (age 51) held a variety of senior management positions in both the commercial and retail areas of Seafirst Bank and Bank of America, most recently as Chief Executive for Bank of America's Southwest Banking Group. She began her banking career in 1980 and was first elected to the Board in 1996. Ms. Munro currently serves on the corporate boards of Central Newspapers, Inc., Arizona Public Service Company and Sun Community Bancorp. She also serves on the board of The Bank Administration Institute in Chicago and numerous community boards in Phoenix, including Valley of the Sun United Way, Greater Phoenix Leadership, Barrow Neurological Institute, the Heard Museum and national board of advisors for University of Arizona School of Business.

    SANDRA F. ROREM (age 59) is a founder and Chief Executive of Distinctive Solutions, LLC, a development and management company for senior cooperative community housing. Ms. Rorem was first elected to the Board in 1996. She served from 1994 to 1998 as Chief Executive Officer of Medalia HealthCare in Seattle, Washington, a primary care medical group of over 300 doctors in over forty clinics throughout Puget Sound. Prior to joining Medalia in 1994, she served 17 years with the Seattle-based Sisters of Providence Medical Center, where she held various positions, including Administrator of the Physician Division and Associate Administrator of Clinics and Hospital Support Services. She is also a member of the American College of Health Care Executives, the American College of Medical Group Administrators, the Society of Teachers of Family Medicine, and the Society of Ambulatory Care Professionals. Ms. Rorem holds an M.B.A. from the University of Washington.

    DEAN D. THORNTON (age 70) retired from The Boeing Company in 1994 where he had been Executive Vice President, a member of the executive council, and since 1985, President of Boeing Commercial Airplane Group. Mr. Thornton has served as a director of the Company since 1993. Mr. Thornton joined Boeing in 1963 as Assistant Treasurer and was elected Treasurer in 1966.

He served in a variety of executive assignments including Vice President of Finance, contracts and international operations for the commercial airplane company and Vice President -- General Manager of the 767 Division. Mr. Thornton is a member of the Board of Trustees of the Seattle Art Museum. Mr. Thornton received a B.S. in business from the University of Idaho in 1952.

                             THE BOARD OF DIRECTORS
                           RECOMMENDS A VOTE FOR THE
                         ELECTION OF THE ABOVE NOMINEES
                           FOR THE BOARD OF DIRECTORS

CONTINUING DIRECTORS:

    RON D. BARBARO (age 67) was President of The Prudential Insurance Company of America, responsible for world-wide operations, and he retired in 1993. Mr. Barbaro is currently Chair and CEO of the Ontario Casino Corporation and Ontario Lottery Corporation. Mr. Barbaro was elected to the Board in 1995 and his current term expires in 2001. He was responsible for Prudential's Canadian operation from 1985 to 1990. Mr. Barbaro also serves on the boards of The Thomson Corporation, Equifax, Inc., The Prudential Life Insurance Company (Canada), VoxCom, Inc. and ChoicePoint, Inc.

    DANIEL J. EVANS (age 73) has been Chairman of Daniel J. Evans Associates, a consulting firm in Seattle, since 1989. Mr. Evans was appointed to the Company's Board of Directors in 1991 and his current term expires with the 2000 Annual Meeting. From 1965 through 1977 Mr. Evans was Governor of the State of Washington. From 1977 through 1983 he was President of The Evergreen State College. In 1983 he was appointed to the United States Senate to fill the seat of the late Senator Henry M. Jackson and won a special election to serve the remaining five years of the term. He did not seek a second term. Mr. Evans chaired the National Academy of Sciences Commission on Policy Options for Global Warming and is co-chair of the Washington Wildlife and Recreation Coalition. Mr. Evans serves as director of Western Wireless Inc., VoiceStream Wireless Corporation, Tera Computer Company, Attachmate, Inc., and Puget Sound Energy Company, and as trustee for The Evergreen State College Foundation. Mr. Evans also serves on the Board of Regents of the University of Washington. Mr. Evans received a B.S. in 1948, and an M.S. in 1949, in civil engineering from the University of Washington.

    ARLEN I. PRENTICE (age 61) is Co-Chairperson and Chief Executive Officer of Kibble & Prentice, Inc., which provides insurance and financial consulting services. He has served as a director of the Company since 1993 and his current term expires in 2001. He has been Chairman or President of Kibble & Prentice for the past 26 years. Mr. Prentice serves as a director of Northland Telecommunications Corporation; Western Drug Distributors, Inc.; Starbucks Coffee Company and Percon, Inc.

    J. MICHAEL RIBAUDO (age 57) is Chairman and Chief Executive Officer of Surgical Synergies, Inc., a company that develops, acquires and operates surgery centers. Dr. Ribaudo was elected to the Board in 1995 and his current term expires in 2001. He also serves as a consultant to Healthsouth, a provider of rehabilitation services, which he joined in January of 1995 when Outpatient Surgery Center, a chain of free-standing ambulatory surgery centers he founded in 1985, merged with Healthsouth. Dr. Ribaudo graduated from Louisiana State University in 1963 and Louisiana State Medical School in 1967 with graduate medical school training at Emory University, Washington University and New York University. He received postgraduate training at Harvard Law School, Kellogg Business School and Stanford Graduate School of Business.

    KENNETH M. ROBERTS (age 53) is President and Chief Investment Officer of Ken Roberts Investment Management, Inc., an investment advisory firm. Mr. Roberts is also President and Chief Executive Officer of Ken Roberts Financial Services, Inc. Mr. Roberts was appointed to the Company's Board of Directors in 1991 and his current term expires with the 2000 Annual Meeting. Mr. Roberts was, until November 1994, President and Chief Investment Officer of Ken Roberts Advisory Group, an investment advisory firm and subsidiary of the Spokane, Washington, office of Smith Barney Shearson, Inc. From 1981 to 1991 he was Vice President of Shearson Asset Management and Foster & Marshall Management, investment advisors, and President of Shearson Lehman Fundamental Value Fund, a registered investment company. From 1987 to 1991, Mr. Roberts was also a director of Shearson Lehman Fundamental Value Fund. Mr. Roberts received a B.A. from Whitworth

College in 1968 and an M.B.A. from the Harvard Graduate School of Business in 1971.

    RONALD W. TARRANT (age 62) assumed the position of President and Chief Executive Officer in 1991. Mr. Tarrant succeeded Mr. Lloyd Andrews as Chairman following the 1994 Annual Meeting of Shareholders. Mr. Tarrant was appointed to the Board in 1991 and his current term expires with the 2000 Annual Meeting. He came to the Company from Augat, Inc., a New York Stock Exchange listed company, where, since 1987, he had been a corporate officer and Division Vice President of the Augat Communications Division, a manufacturer of equipment for the cable television and telecommunications industries. Mr. Tarrant was President of Telzon, Inc., prior to Augat's purchase of Telzon in 1984, and President of the subsidiary from 1984 to 1986. Mr. Tarrant also serves on the boards of Western Garnet, a Canadian company, Phenix Bio-Composites, Poncho and as a trustee of Asbury College. Mr. Tarrant received a B.A. from Asbury College in 1959.

    The Board of Directors held four meetings during the fiscal year ended April 30, 1999. All directors attended at least 75% of all Board and Committee meetings. The numbers of meetings of each Committee of the Board are described below.

                               COMMITTEES OF THE
                               BOARD OF DIRECTORS

    The Company has an Audit Committee, a Compensation and Plan Administrator Committee, a Mergers and Acquisitions Committee and a Nominating Committee.

    AUDIT COMMITTEE. The function of the Audit Committee is to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed. The Audit Committee has adopted a charter requiring, among other things, that members of the Committee be independent of management, free of any relationship that would interfere with their independent judgment and have a minimum level of financial competency. The members of the Audit Committee are Dean D. Thornton, Kathryn L. Munro, J. Michael Ribaudo and Kenneth M. Roberts. The Audit Committee held four meetings in the fiscal year ended April 30, 1999.

    COMPENSATION AND PLAN ADMINISTRATOR COMMITTEE. The function of the Compensation and Plan Administrator Committee is to structure the Company's executive compensation program, to set compensation guidelines for officers and management of the Company and to review and approve compensation for the Chairman and the Chief Executive Officer. The Committee also acts as Administrator of the Company's stock option plans, determining the terms, amounts and recipients of stock option grants. The members are Arlen I. Prentice, Ron D. Barbaro and Daniel J. Evans. There were two meetings of the Compensation Committee during the fiscal year ended April 30, 1999.

    MERGERS AND ACQUISITIONS COMMITTEE. The function of the Mergers and Acquisitions Committee is to review potential opportunities for acquisitions, mergers or similar transactions. The members of the Mergers and Acquisitions Committee are Kenneth M. Roberts, Ron D. Barbaro and Ronald W. Tarrant. There was one meeting of the Mergers and Acquisitions Committee during the fiscal year ended April 30, 1999.

    NOMINATING COMMITTEE. The function of the Nominating Committee is to recommend to the Board individuals to fill Board vacancies and to consider issues of Board composition and organization. Ronald W. Tarrant, Arlen I. Prentice and Sandra F. Rorem serve on the Nominating Committee. The Nominating Committee met once during the fiscal year ended April 30, 1999.

    The Company pays directors who are not employees of the Company an annual retainer of $6,000, $1,000 for each Board and Committee meeting attended in person or $500 for each Committee or telephonic meeting, up to a maximum of one Board and one Committee fee per day, and $600 per day or $300 per half-day or part thereof, for time spent on business of the Company at the request of the Chairman of the Board of Directors, and reimburses them for related out-of-pocket travel and other expenses. Committee chairmen are paid $750 per Committee meeting in lieu of the regular $500 fee. Directors also receive grants of options under the 1987 Stock Option Plan for Nonemployee Directors. The Company has adopted a retirement policy providing that directors will receive, following their retirement, annual amounts equal to the annual retainer paid to them at the time of retirement, for a period equal to the director's years of service on the Board, up to a maximum of nine years.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The executive officers of the Company are:

         NAME           AGE                        POSITION
----------------------  ----------------------------------------------------------
TERRY D. ALKIRE         45 EXECUTIVE VICE PRESIDENT, INTERNATIONAL OPERATIONS

R. BRAD LAWRENCE        52 EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

RICHARD A. LEBLANC      44 EXECUTIVE VICE PRESIDENT OF SALES, AMERICAS

JOHN S. LENESS          39 GENERAL COUNSEL AND CORPORATE SECRETARY

STEPHEN D. REICHENBACH  37 EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL
                             OFFICER

RONALD W. TARRANT       62 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Each executive officer of the Company is elected or appointed annually by the Board of Directors.

    TERRY D. ALKIRE joined the Company in 1985. Mr. Alkire has served as Manager of Sales in Europe, Director of Environmental Applications in the United States, Vice President European Sales and Marketing, General Manager, Foracon, Vice President International Operations, and he became Executive Vice President in August 1998.

    R. BRAD LAWRENCE joined the Company in August 1996 as Executive Vice President -- Automated Systems and Services and was appointed Executive Vice President in March 1997 and became Chief Operating Officer in 1997. Mr. Lawrence was Chief Executive Officer of Conductive Rubber Technologies, a manufacturer of keypads, for five years prior to joining the Company, had previously served as Assistant General Manager for the Kenworth Truck Company, and had spent twenty years with Rockwell International culminating as the Vice President and General Manager of Rockwell's Gas Products Business Unit.

    RICHARD A. LEBLANC joined the Company in 1994 as Vice President of Sales. Mr. LeBlanc became Executive Vice President in August 1998. Prior to joining the Company, he was employed by the ASI Robotic Systems Division of Cargill Detroit Corporation for 10 years, serving as Manager of Sales and Marketing and before that in direct sales.

    JOHN S. LENESS joined the Company in June 1990 as its Corporate Counsel, became General Counsel in December 1990, was appointed Assistant Secretary in January 1991 and Secretary in February 1991. Prior to joining the Company, Mr. Leness had been associated since 1986 with the Perkins Coie law firm.

    STEPHEN D. REICHENBACH joined the Company in September 1992 when the Company acquired Spider Staging Corporation, was appointed Treasurer in March 1993, Vice President of Finance in 1996 and Executive Vice President in March 1997. Prior to joining the Company, Mr. Reichenbach had been associated since 1989 with Spider Staging Corporation as its Controller and had been with Ernst & Whinney from 1985 to 1989.

    RONALD W. TARRANT (Biographical information for Mr. Tarrant appears above).

          STOCK OWNERSHIP OF MANAGEMENT AND OF PRINCIPAL SHAREHOLDERS

    The following table sets forth information as of July 9, 1999, with respect to each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of any class of voting securities of the Company, each director, those executive officers listed in the Summary Compensation Table below and all directors and executive officers of the Company as a group. Currently, the Company's sole class of voting securities outstanding is Common Stock. Except as noted below, each person has sole voting and investment powers with respect to the shares shown. The address for each of the persons listed below, is 23500 64th Avenue South, Kent, Washington 98032.

                                   MANAGEMENT

                                                                     PERCENT OF
                                                                     OUTSTANDING
NAME AND POSITION                                 NUMBER OF SHARES     SHARES
------------------------------------------------  ----------------   -----------
TERRY D. ALKIRE, EXECUTIVE OFFICER..............      47,513(1)         *

RON D. BARBARO, DIRECTOR........................      38,000(2)         *

DANIEL J. EVANS, DIRECTOR.......................      94,000(3)          0.6%

R. BRAD LAWRENCE, EXECUTIVE OFFICER.............      83,999(4)         *

RICHARD A. LEBLANC, EXECUTIVE OFFICER...........      21,204(5)         *

JOHN S. LENESS, EXECUTIVE OFFICER...............     137,541(6)          0.9%

KATHRYN L. MUNRO, DIRECTOR......................      26,000(7)         *

ARLEN I. PRENTICE, DIRECTOR.....................      98,579(8)          0.7%

STEPHEN D. REICHENBACH, EXECUTIVE OFFICER.......      65,231(9)          0.4%

J. MICHAEL RIBAUDO, DIRECTOR....................     167,874(10)         1.1%

KENNETH M. ROBERTS, DIRECTOR....................     140,000(11)         1.0%

SANDRA F. ROREM, DIRECTOR.......................      29,860(7)         *

RONALD W. TARRANT, DIRECTOR.....................     429,786(12)         2.9%

DEAN D. THORNTON, DIRECTOR......................      55,000(13)        *

ALL DIRECTORS AND OFFICERS -- AS A GROUP (14       1,434,587(14)         9.8%
PERSONS)........................................

------------------------

  *  Less than 0.5% beneficial ownership of Company Common Stock.

 (1) Includes options exercisable within 60 days for 36,733 shares of Company Common Stock.

 (2) Includes options exercisable within 60 days for 38,000 shares of Company Common Stock.

 (3) Includes options exercisable within 60 days for 70,000 shares of Company Common Stock.

 (4) Includes options exercisable within 60 days for 75,000 shares of Company Common Stock.

 (5) Includes options exercisable within 60 days for 18,176 shares of Company Common Stock.

 (6) Includes options exercisable within 60 days for 107,000 shares of Company Common Stock.

 (7) Includes options exercisable within 60 days for 26,000 shares of Company Common Stock.

 (8) Includes options exercisable within 60 days for 55,000 shares of Company Common Stock.

 (9) Includes options exercisable within 60 days for 45,225 shares of Company Common Stock.

 (10) Includes options exercisable within 60 days for 38,000 shares of Company Common Stock.

 (11) Includes options exercisable within 60 days for 50,000 shares of Company Common Stock.

 (12) Includes options exercisable within 60 days for 381,500 shares of Company Common Stock.

 (13) Includes options exercisable within 60 days for 45,000 shares of Company Common Stock.

 (14) Includes options exercisable within 60 days for 1,011,634 shares of Company Common Stock.

                            OTHER BENEFICIAL OWNERS

                                                                                                              PERCENT OF
                                                                                                NUMBER OF     OUTSTANDING
NAME AND POSITION                                                                                 SHARES        SHARES
---------------------------------------------------------------------------------------------  ------------  -------------
BROWN CAPITAL MANAGEMENT, INC. ..............................................................    1,085,000**         7.4%
  809 CATHEDRAL STREET
  BALTIMORE, MARYLAND

ICM ASSET MANAGEMENT, INC. ..................................................................      948,350**         6.5%
  W. 601 MAIN AVE., SUITE 917
  SPOKANE, WASHINGTON 99201

LORD ABBETT & CO. ...........................................................................      939,790**         6.4%
  767 FIFTH AVENUE
  NEW YORK CITY, NEW YORK 10153

------------------------

** Based on filings made pursuant to Sections 13(a) and (g) of the Exchange Act.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended April 30, 1999, all Section 16(a) filing requirements were complied with.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information for the years ended April 30, 1999, 1998 and 1997, with respect to the Chief Executive Officer and each of the four other highest paid executive officers of the Company whose aggregate cash compensation in fiscal 1999 exceeded $100,000:

                                                                       LONG TERM
                                                                      COMPENSATION
                                                                      ------------
                                            ANNUAL COMPENSATION        NUMBER OF
                                           ---------------------         STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY      BONUS           OPTIONS      COMPENSATION*
-----------------------------------  ----  --------  -----------      ------------   -------------
RONALD W. TARRANT .................  1999  $374,042  $         0         75,000        $ 59,119
 CHAIRMAN, PRESIDENT AND CHIEF       1998   350,000      277,500         75,000          29,981
 EXECUTIVE OFFICER                   1997   362,790            0        120,000          23,075

R. BRAD LAWRENCE ..................  1999  $199,186  $         0        100,000        $ 35,570
 EXECUTIVE VICE PRESIDENT & CHIEF    1998   178,178      105,328         50,000          19,915
 OPERATING OFFICER                   1997   111,153            0         50,000           8,000

STEPHEN D. REICHENBACH ............  1999  $136,260  $         0        100,775        $ 35,617
 EXECUTIVE VICE PRESIDENT,           1998   129,423       83,500         18,000          16,595
 TREASURER AND CHIEF FINANCIAL       1997   108,251        2,500         20,000           8,984
 OFFICER

TERRY D. ALKIRE ...................  1999  $180,003  $         0         40,717        $ 36,517
 EXECUTIVE VICE PRESIDENT,           1998   157,976       17,316         35,100          13,109
 INTERNATIONAL OPERATIONS            1997   108,792       43,813              0          12,827

RICHARD A. LEBLANC ................  1999  $180,003  $         0         30,274        $ 13,153
 EXECUTIVE VICE PRESIDENT OF SALES,  1998   114,426      133,778(1)      15,100          11,925
 AMERICAS                            1997    96,160      108,637(1)           0          12,715

------------------------

 * Includes Company contributions to the 401(k) Plan and the Flow International Corporation Executive Deferral Plan and interest paid on loans.

(1) Includes commissions.

                              OPTION GRANTS TABLE
                                  FISCAL 1999

    The following table sets forth certain information regarding options granted to the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation table during the fiscal year ended April 30, 1999.

                                INDIVIDUAL GRANTS
----------------------------------------------------------------------------------      POTENTIAL REALIZABLE
                                             PERCENT OF                               VALUE AT ASSUMED ANNUAL
                                               TOTAL                                    RATES OF STOCK PRICE
                                              OPTIONS                                 APPRECIATION FOR OPTION
                                NUMBER OF    GRANTED TO     EXERCISE                      TERM (10 YEARS)
                                 OPTIONS    EMPLOYEES IN     PRICE      EXPIRATION   --------------------------
NAME                             GRANTED    FISCAL YEAR    ($/SHARE)       DATE           5%           10%
------------------------------  ---------   ------------   ----------   ----------   ------------  ------------
ALL FLOW SHAREHOLDERS*........                                                       $238,858,799  $380,390,488

RONALD W. TARRANT.............   25,000         3.77%        $ 9.31       08/25/08   $    146,672  $    370,172
                                 50,000         7.55%        $ 8.88       03/02/09   $    279,563  $    705,563

R. BRAD LAWRENCE..............   25,000         3.77%        $ 9.31       08/25/08   $    146,672  $    370,172
                                 75,000        11.32%        $ 8.88       03/02/09   $    419,344  $  1,058,349

STEPHEN D. REICHENBACH........   25,000         3.77%        $ 9.31       08/25/08   $    146,672  $    370,172
                                 75,775        11.44%        $ 8.88       03/02/09   $    423,677  $  1,069,280

TERRY D. ALKIRE...............   10,000         1.51%        $10.69       05/08/08   $     67,334  $    169,939
                                 10,000         1.51%        $10.06       12/31/08   $     63,394  $    159,994
                                 20,717         3.13%        $ 8.88       03/02/09   $    115,834  $    292,343

RICHARD A. LEBLANC............   10,000         1.51%        $ 9.31       08/25/08   $     58,669  $    148,069
                                 20,274         3.06%        $ 8.88       03/02/09   $    113,357  $    256,092

------------------------

 * Based on a total value of the Company's outstanding Common Stock at April 30, 1999, of $146,657,700.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information regarding options exercised during the year ended April 30, 1999, by the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation Table.

                                                                                          VALUE OF UNEXERCISED
                                                         TOTAL NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS
                                  SHARES                 OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END (1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   --------   -----------   -------------   -----------   -------------
RONALD W. TARRANT.............        0            0       381,500        208,500      $ 1,647,580     $108,958

R. BRAD LAWRENCE..............        0            0        75,000        125,000           50,000      101,562

STEPHEN D. REICHENBACH........        0            0        45,225        109,775           75,922      102,434

TERRY D. ALKIRE...............        0            0        31,733         58,267           43,256       26,432

RICHARD A. LEBLANC............        0            0        18,176         37,824           25,860       30,308

------------------------

(1) Calculated using $10.00, the closing price of the Company's Common Stock as reported by NASDAQ on April 30, 1999.

COMPENSATION COMMITTEE REPORT

    The Compensation and Plan Administrator Committee has adopted the following philosophy statement:

        Flow International believes that the purpose of compensation is to attract, motivate, and retain excellently performing employees throughout the Company. Furthermore, Flow also believes that pay programs, especially those for top executives, should be designed in a manner that aligns employee interests with those of the shareholders. In view of these two beliefs, executive compensation programs at Flow International will be designed to meet the following objectives:

    - Base salaries will be targeted at the 75th percentile of competitive practice based on the results of surveys.

    - Bonus or incentive compensation will be based on individual, unit, and/or total company performance. At least 50% of executive bonuses will be tied directly to overall Company results.

    - Stock options will be granted, as appropriate, by the Board in accordance with the current stock compensation plan.

    - To more closely align executive interests with those of the shareholders, executives will be required to achieve established stock ownership goals in accordance with the Stock Ownership Plan.

        The administration of the compensation programs will be directed toward ensuring that executives are paid fairly and competitively while maintaining a strong relationship between the overall performance of Flow International and the level of compensation.

    The Committee's decisions are presented to and are subject to final approval by the Board of Directors. The Committee also believes that the shareholders' interests will be best served if all employees of the Company are also shareholders. The Company has implemented programs to grant options to all employees so that they will become shareholders. In order to implement its philosophy, the Committee has implemented an executive compensation program with the following elements:

    BASE SALARY. Consistent with the Committee's philosophy, base salaries for fiscal 2000 were based on comparisons to salary levels at comparable companies with the goal of setting levels at the seventy-fifth percentile. In its review, the Committee relied on data compiled by the Company's Human Resources group and outside survey data for each Company executive. For fiscal 1999, executive salaries were adjusted to bring them into line with the seventy-fifth percentile level at comparable companies.

    BONUS PROGRAM. The Committee believes that shareholder return in the short term will be maximized by ensuring that the Company achieves good operating results. The Committee has structured the Company's executive bonus program so that annual bonuses are payable based on achievement of target levels for operating income, net of bonuses, return on managed assets (or cash, inventories and accounts receivable), and shareholder return, which the Committee believes are the best measures of the Company's financial performance. No bonuses were paid to executives for fiscal 1999. For fiscal 2000, as in fiscal 1999, in order to align the Company's practice with comparable practice, target bonus levels were established at 45% of base salary for executive officers and 70% for the Chairman, President and Chief Executive Officer. The bonuses payable will vary depending on the Company's and executive's performance against the established targets.

    STOCK OPTIONS. In order to provide management with incentives to maximize long-term shareholder returns, the Committee, as administrator of the Company's stock option plans, grants stock options to management. The Committee believes that such grants will encourage management to pursue long-term strategies that will increase the price of the Company's shares. The grants are generally made annually at the time of the Committee's annual review of executive compensation. Grants to company executives for fiscal 2000 were made in March, 1999, in connection with the Committee's annual review of overall executive compensation.

    STOCK OWNERSHIP. Because the Committee believes that executives who share the same risks as the Company's shareholders will be more likely to manage the Company to maximize shareholder value, the Committee implemented in fiscal 1994, and continued for fiscal 2000, a requirement that executives acquire and maintain minimum holdings of the Company's stock. The Committee intends that the plan encourage executives to hold at least five percent of the Company's outstanding Common Stock. Stock ownership goals have been established for each executive officer based on individual responsibilities and salary level and range from 150,000 shares to 45,000 shares. Executives are given five years to reach their goals. The Committee will reduce future stock option awards to those executives who fail to meet their ownership goals.

    CHIEF EXECUTIVE OFFICER. The Committee specifically reviews the performance of the Chairman, President and Chief Executive Officer in the course of its review of the Company's executive compensation program. The Committee's evaluation of the compensation for the President, Chairman and Chief Executive Officer is based not only on the Company's financial performance during the fiscal year, but also on achievement of long-term strategic goals. In order to ensure the Company of the continuing services of its Chief Executive Officer, the Committee negotiated an employment contract with Mr. Tarrant. Under the terms of this agreement, Mr. Tarrant will remain as Chairman and active in management for three years and as Chairman or consultant for an additional three years. The Company has agreed to pay a base salary of $400,000 per year, subject to annual review, and an annual bonus of up to 70% of the base salary, based on an annual increase of 20% in earnings per share. During the course of the year the Committee monitors the Company's performance and meets both with and without management to evaluate the Company's results.

    The Board of Directors has also approved agreements with the Company's senior executives that provide for continuation of their salaries in the event their jobs are eliminated or their responsibilities materially reduced following a change in control of the Company. The Board believes this will ensure that executives will evaluate any possible offers for the Company in an objective manner consistent with the best interests of the Company's shareholders.

    In August of 1993, the Internal Revenue Code ("the Code") was amended to impose a limitation on the deductibility of nonperformance based annual executive compensation in excess of $1.0 million. The Compensation Committee presently anticipates that the Company's executive compensation will either be below such levels or will be structured to qualify as "performance-based compensation" which is exempt from such limitation.

    This report is submitted by the members of the Compensation and Plan Administrator Committee. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such acts.

                                                           COMPENSATION AND PLAN
                                                         ADMINISTRATOR COMMITTEE

                                                   Arlen I. Prentice -- Chairman

Daniel J. Evans
                   Ron D. Barbaro

COMPENSATION COMMITTEE MEMBERSHIP

    The Compensation and Plan Administration Committee is composed of independent outside directors, none of whom serve on boards of companies whose boards include Company executives.

STOCK PERFORMANCE GRAPH

    The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five-year period ending April 30, 1999, as well as overall stock market index (NASDAQ) and for those peer group indices selected for each of the Company's product lines (S & P Machine Tools and Dow Jones Factory Equipment). The Company has paid no dividends on its Common Stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG FLOW INTERNATIONAL CORPORATION,
       THE S & P SMALLCAP 600 INDEX, THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE DOW JONES FACTORY EQUIPMENT INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                FLOW INTERNATIONAL         S & P SMALLCAP      NASDAQ STOCK MARKET         DOW JONES FACTORY
                    CORPORATION                  600                  (U.S.)                   EQUIPMENT
4/94                                 100                100                       100                         100
4/95                                 146                106                       116                          98
4/96                                 172                144                       166                         105
4/97                                 154                149                       175                          97
4/98                                 186                219                       262                         132
4/99                                 174                195                       356                         120

       * $100 INVESTED ON 4/30/94 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

                          APPROVAL OF AMENDMENT TO THE
                         1995 LONG-TERM INCENTIVE PLAN
                             (PROXY PROPOSAL NO. 2)

    The Board of Directors believes that employees will best serve the interests of the Company's shareholders if they are also shareholders and share the same risks and rewards. In order to ensure that all employees become shareholders, the Board has implemented programs to grant options to all employees. THERE ARE CURRENTLY NO FURTHER OPTIONS AVAILABLE FOR GRANT TO EMPLOYEES UNDER THE COMPANY'S STOCK OPTION PLANS, and the Board of Directors has approved an amendment that would increase the number of shares available for issuance. Without approval by shareholders of the increase, the Board believes it will be forced to suspend its programs and find other means to attract, retain and motivate employees. The Board believes such alternate means would be more costly and would not serve the interests of shareholders.

    The 1995 Long-Term Incentive Plan (the "1995 Plan") was adopted by the Company's Board of Directors on June 6, 1995, and approved by shareholders at the Annual Meeting on August 30, 1995. The purpose of the 1995 Plan is to enhance the long-term profitability and shareholder value of the Company by offering incentives and rewards to those employees, consultants, advisors and agents of the Company and its subsidiaries who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and to acquire and maintain stock ownership in the Company. The proposed amendment would increase the number of shares available for grant under the 1995 Plan from 1,350,000 to 3,350,000.

    As of July 9, 1999, 2,221,865 shares, or 15% of
the shares outstanding on that date were subject to outstanding option awards made to employees under the 1995 Plan and predecessor stock option plans. These grants include grants of 300,000 shares to Mr. Tarrant, 75,000 shares to Mr. Lawrence, 75,775 shares to Mr. Reichenbach, 20,717 shares to Mr. Alkire and 20,274 shares to Mr. LeBlanc that were made subject to shareholder approval of an increase in the shares available for grant under the Plan. An additional 360,000 shares were subject to options granted directors under the 1987 Nonemployee Director Plan.

GENERAL DESCRIPTION OF 1995 PLAN TERMS

    The 1995 Plan provides for grants of stock options, stock appreciation rights, stock awards (including restricted stock), other stock-based awards and dividend equivalent rights. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may be granted under the 1995 Plan to those officers and key employees (including directors who are also employees) of the Company and its subsidiaries as the plan administrator from time to time selects. Awards may also be made to consultants, advisors and agents who provide services to the Company and its subsidiaries.

    Shares issued pursuant to the 1995 Plan will be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company. Any shares of Common Stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an award and the grant of a replacement award, will be available for issuance in connection with future grants of awards under the 1995 Plan.

    STOCK OPTION GRANTS. Options granted under the 1995 Plan may be "incentive stock options" (as defined in Section 422 of the Code) or "nonqualified stock options." The option price for each option granted under the 1995 Stock Option Plan will be determined by the plan administrator, but will not be less than 100% of the Common Stock's fair market value on the date of grant with respect to incentive stock options.

    The exercise price for shares purchased upon exercise of options must be paid in cash, except that the plan administrator may authorize payment in cash and/or already owned Common Stock, a promissory note, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, or such other consideration as the plan administrator may specify. The optionee must pay to the Company applicable withholding taxes upon exercise of the option as a condition to receiving the stock certificates. Withholding tax may be paid in cash or by the withholding or delivery of Company Common Stock.

    The option term will be fixed by the plan administrator and, if not so fixed, will be 10 years. Each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If not so determined, each option will be exercisable in two equal annual installments beginning one year after the date of grant. If not established by the plan administrator, options generally will be exercisable for three years after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for 90 days after all other terminations. An option will not be exercisable if the optionee's services are terminated for cause.

    STOCK APPRECIATION RIGHTS. A stock appreciation right gives its holder the right to receive an appreciation distribution from the Company equal to the difference between the value of the Common Stock subject to the right at the time of exercise and the exercise price of the right. For stock appreciation rights granted in tandem with options, the exercise price will be the same as the option exercise price. For other stock appreciation rights, the exercise price will be as determined by the plan administrator. The appreciation distribution will be paid in shares of Common Stock or cash or any combination of shares and cash, as the plan administrator may determine. Unless otherwise provided by the plan administrator, the provisions of the 1995 Plan regarding exercisability of options after the termination of a holder's services shall apply equally, to the extent applicable, to stock appreciation rights.

    STOCK AWARDS. The plan administrator is authorized to make awards of Common Stock to participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of services or otherwise), as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

    The plan administrator may grant other stock-based awards under the 1995 Plan pursuant to which shares of Common Stock are or may in the future be acquired, or awards denominated in stock units, including awards valued using measures other than market value. Such other stock-based awards may be granted alone, in addition to, or in tandem with any award of any type granted under the 1995 Plan and must be consistent with the 1995 Plan's purpose.

    DIVIDEND EQUIVALENT RIGHTS. Any awards under the 1995 Plan may, in the plan administrator's discretion, earn dividend equivalent rights that entitle the holder to be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such covered shares been issued and outstanding on such dividend record date. The plan administrator may establish such rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies, as it deems are appropriate or necessary.

    TRANSFERABILITY. No option, stock appreciation right, other stock-based award or dividend equivalent right will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder, except, in the plan administrator's sole discretion, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or
Section 422 of the Code.

    ADJUSTMENT OF SHARES. In the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, spin-offs, combinations or exchanges of shares, recapitalizations, mergers, consolidations, distributions to shareholders other than a normal cash dividend, or other changes in the Company's corporate or capital structure, the plan administrator, in its sole discretion, shall make any equitable adjustments as it deems appropriate in (a) the maximum number of and class of securities subject to the 1995 Plan, (b) the maximum number and class of securities that may be made subject to awards to any participant, and (c) the number and class of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

    CORPORATE TRANSACTION. In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of the Company, each option, stock appreciation right or restricted stock award that is at the time outstanding will automatically accelerate so that each such award shall, immediately prior to such corporate transaction, become 100% vested, except that such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a transaction that would otherwise qualify for such accounting treatment. The successor corporation or its parent corporation may elect to convert all such options or awards into comparable rights to purchase shares of the capital stock of the successor corporation or its parent corporation.

    ADMINISTRATION. The 1995 Plan is administered by a committee or committees appointed by, and consisting of one or more members of, the Company's Board of Directors. The Board may delegate the responsibility for administering the 1995 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members will serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the 1995 Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company will comply with the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision.

    AMENDMENT AND TERMINATION. The 1995 Plan may be terminated, modified or amended by the shareholders of the Company. The Company's Board of Directors may also terminate the 1995 Plan, or modify or amend it, subject to shareholder approval in certain instances, as set forth in the 1995 Plan. No incentive stock options may be granted under the 1995 Plan 10 years after the date the 1995 Plan is adopted by the Board.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax consequences to the Company and to any person granted an award of options or stock appreciation rights under the 1995 Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows. Under present law and regulations, no income will be recognized by a participant upon the grant of stock options or stock appreciation rights.

    On the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be.

    Upon the exercise of an incentive stock option, for regular tax purposes the optionee will recognize no income at the time of exercise and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income.

    Special rules apply to a director or officer subject to liability under
Section 16(b) of the Exchange Act.

    In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to the following limitations. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options and stock appreciation rights can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and shareholder and Board approval is obtained. Restricted stock does not satisfy the definition of performance-based compensation unless the lapse of the restriction period is based on the attainment of specified performance goals approved by the issuer's shareholders. Restricted stock grants under the 1995 Plan will not satisfy the performance-based criteria. The option and stock appreciation right portions of the 1995 Plan have been drafted to allow compliance with those performance-based criteria.

VOTE REQUIRED AND BOARD RECOMMENDATION

    The affirmative vote of holders of a majority of the shares of Common Stock represented in person or by Proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 1995 Plan.

                             THE BOARD OF DIRECTORS
                             RECOMMENDS A VOTE FOR
                           APPROVAL OF THE AMENDMENT
                                TO THE 1995 PLAN

                            INDEPENDENT ACCOUNTANTS

    The firm of PricewaterhouseCoopers LLP has examined the financial statements of the Company since 1981. It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer shareholders' questions and will have the opportunity to make a statement if they so desire.

                       FORM 10-K AND FINANCIAL STATEMENTS

    The Company's 1999 Annual Report has been mailed to you with this Proxy Statement. The Annual Report contains the Consolidated Financial Statements of the Company and its subsidiaries and accompanying notes as of April 30, 1999 and 1998, and the report thereon by PricewaterhouseCoopers LLP.

    If any shareholder entitled to vote at this Annual Meeting wishes to receive a copy of the Company's Annual Report or Form 10-K, the Company will furnish that person, without charge, copies upon written request. Requests should be addressed:

    John S. Leness, Secretary
    Flow International Corporation
    23500 64th Avenue South
    Kent, Washington 98032

                             SHAREHOLDER PROPOSALS

    To be considered for presentation to the 2000 Annual Meeting of Shareholders, a shareholder proposal must be received at the offices of the Company, 23500 64th Avenue South, Kent, Washington 98032, not later than March 21, 2000.

                   SOLICITATION AND EXPENSES OF SOLICITATION

    Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, facsimile or messenger. The Company will also pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

    Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

    By order of the Board of Directors.

                        Ronald W. Tarrant
                        Chairman of the Board

-------------------------------------------------------------------------------


                       SOLICITED BY THE BOARD OF DIRECTORS
                         FLOW INTERNATIONAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 25, 1999

     The undersigned hereby appoints Ronald W. Tarrant and John S. Leness, or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at Benaroya Hall, 200 University Street, Seattle, Washington, on August 25, 1999, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

     If this Proxy is executed by you without indicating a choice regarding the nominees for director or without indicating a choice regarding Proposal 2, it will be deemed to grant authority to vote FOR the nominees for director and FOR Proposal 2.


-------------------------------------------------------------------------------
                            -  FOLD AND DETACH HERE  -

-------------------------------------------------------------------------------
                                                        Please mark
                                                        your votes as    / X /
                                                        indicated in
                                                        this example

Proposal 1 - Election of Directors
The Board of Directors recommends a vote FOR the nominees for Director. Election of three Directors:


       Vote FOR the nominees listed             WITHHOLD AUTHORITY
        below (except as marked to            to vote for the nominees
          the contrary below)                        listed below

                  /  /                                   /  /


INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.

NOMINEES for Three-Year Terms:

Kathryn L. Munro
Sandra F. Rorem
Dean D. Thornton


                                             FOR    AGAINST    ABSTAIN

Proposal 2 - Approval of Amendment
to 1995 Long-Term Incentive                  /  /     /  /        /  /
Compensation Plan

The Board of Directors recommends a vote FOR the Amendment.



                 FLOW INTERNATIONAL CORPORATION

                 THIS PROXY IS SOLICITED BY MANAGEMENT. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.



Signature(s) _________________________________________  Dated ___________, 1999

Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -